Exhibit 10.14

ALERUS FINANCIAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2013)

TABLE OF CONTENTS

ARTICLE I GENERAL		1

Sec. 1.1	Name of Plan	1
Sec. 1.2	Purpose	1
Sec. 1.3	Effective Date	1
Sec. 1.4	History	1
Sec. 1.5	Company	1
Sec. 1.6	Participating Employers	1
Sec. 1.7	Construction and Applicable Law	1
Sec. 1.8	Benefits Determined Under Provisions in Effect at Termination of Employment	2
Sec. 1.9	Effective Date of Document	2

ARTICLE II MISCELLANEOUS DEFINITIONS		3

Sec. 2.1	Account	3
Sec. 2.2	Active Participant	3
Sec. 2.3	Affiliate	3
Sec. 2.4	Beneficiary	3
Sec. 2.5	Board	3
Sec. 2.6	Certified Earnings	3
Sec. 2.7	Code	3
Sec. 2.8	Common Control	4
Sec. 2.9	Company Stock	4
Sec. 2.10	ERISA	4
Sec. 2.11	Exempt Loan	4
Sec. 2.12	Forfeitures	6
Sec. 2.13	Fund	6
Sec. 2.14	Funding Agency	6
Sec. 2.15	Highly Compensated Employee	6
Sec. 2.16	Leased Employee	7
Sec. 2.17	Named Fiduciary	7
Sec. 2.18	Non-Highly Compensated Employee	7
Sec. 2.19	Normal Retirement Age	7
Sec. 2.20	Participant	7
Sec. 2.21	Plan Year	8
Sec. 2.22	Predecessor Employer	8
Sec. 2.23	Qualified Employee	8
Sec. 2.24	Successor Employer	9
Sec. 2.25	Spouse	9
Sec. 2.26	Top-Heavy Plan	9
Sec. 2.27	Unallocated Reserve	9
Sec. 2.28	Valuation Date	9

ARTICLE III SERVICE PROVISIONS		10

Sec. 3.1	Employment Commencement Date	10
Sec. 3.2	Termination of Employment	10
Sec. 3.3	Hours of Service	10
Sec. 3.4	Eligibility Computation Period	11
Sec. 3.5	Year of Eligibility Service	11
Sec. 3.6	Year of Vesting Service	11

i

Sec. 3.7	1-Year Break In Service	12
Sec. 3.8	Periods of Military Service	12

ARTICLE IV PLAN PARTICIPATION		13

Sec. 4.1	Entry Date	13
Sec. 4.2	Eligibility for Participation	13
Sec. 4.3	Duration of Participation	13
Sec. 4.4	No Guarantee of Employment	13

ARTICLE V CONTRIBUTIONS		14

Sec. 5.1	Source	14
Sec. 5.2	Employer Contributions	14
Sec. 5.3	Pension Plan Contributions	14
Sec. 5.4	Discretionary Stock Bonus Plan Contributions	14
Sec. 5.5	Form of Contributions	14
Sec. 5.6	Disposition of Shares of Company Stock	14
Sec. 5.7	Application of Dividends	14
Sec. 5.8	Eligibility to Share in Annual Contributions and Forfeitures	15
Sec. 5.9	Allocations	15
Sec. 5.10	Time of Contributions	16
Sec. 5.11	Limitations on Contributions	16
Sec. 5.12	S Corporation Limitation	16
Sec. 5.13.	Safe Harbor Match Contribution	16

ARTICLE VI LIMITATION ON ALLOCATIONS		17

Sec. 6.1	Limitation on Allocations	17
Sec. 6.2	Limitation on Allocation of Company Stock Purchased in a Code Sections 1042 or 2057 Transaction	20

ARTICLE VII INDIVIDUAL ACCOUNTS		22

Sec. 7.1	Accounts for Participants	22
Sec. 7.2	Valuation Procedure	22
Sec. 7.3	Valuation of Diversified Accounts	23
Sec. 7.4	Participant Statements	23

ARTICLE VIII DESIGNATION OF BENEFICIARY		24

Sec. 8.1	Persons Eligible to Designate	24
Sec. 8.2	Special Requirements for Married Participants	24
Sec. 8.3	Form and Method of Designation	24
Sec. 8.4	No Effective Designation	24
Sec. 8.5	Successor Beneficiary	25

ARTICLE IX BENEFIT REQUIREMENTS		26

Sec. 9.1	Benefit on Retirement or Disability	26
Sec. 9.2	Other Termination of Employment	26
Sec. 9.3	Death	28
Sec. 9.4	Withdrawals Before Termination of Employment	28

ARTICLE X DISTRIBUTION OF BENEFITS		29

Sec. 10.1	Time and Method of Payment	29
Sec. 10.2	Distributions from More Than One Account	32
Sec. 10.3	Distribution in Cash or Kind	32
Sec. 10.4	Accounting Following Termination of Employment	32
Sec. 10.5	Right of First Refusal	32
Sec. 10.6	Put Option	33
Sec. 10.7	Other Restrictions on Qualifying Employer Securities	34

Sec. 10.8	Reemployment	35
Sec. 10.9	Source of Benefits	35
Sec. 10.10	Incompetent Payee	35
Sec. 10.11	Benefits May Not Be Assigned or Alienated	35
Sec. 10.12	Payment of Taxes	35
Sec. 10.13	Conditions Precedent	35
Sec. 10.14	Company Directions to Funding Agency	35
Sec. 10.15	Effect on Unemployment Compensation	35
Sec. 10.16	Transfer to Diversified Account	36
Sec. 10.17	Missing Participants or Beneficiaries	36

ARTICLE XI FUND		38

Sec. 11.1	Composition	38
Sec. 11.2	Funding Agency	38
Sec. 11.3	Compensation and Expenses of Funding Agency	38
Sec. 11.4	Funding Policy	38
Sec. 11.5	Investment in Company Stock or Property	38
Sec. 11.6	Authority to Borrow	39
Sec. 11.7	No Diversion	39
Sec. 11.8	Voting Company Stock	40
Sec. 11.9	Election To Receive Cash Dividends	40

ARTICLE XII ADMINISTRATION OF PLAN		42

Sec. 12.1	Administration by Company	42
Sec. 12.2	ESOP Committee	42
Sec. 12.3	Exercise of Authority	43
Sec. 12.4	Certain Fiduciary Provisions	43
Sec. 12.5	Payment of Fees and Expenses	43
Sec. 12.6	Discrimination Prohibited	44
Sec. 12.7	Evidence	44
Sec. 12.8	Correction of Errors and Duty to Review Information	44
Sec. 12.9	Records	44
Sec. 12.10	Prohibited Transactions	45
Sec. 12.11	Claims Procedure and Limitations on Actions	45
Sec. 12.12	Bonding	45
Sec. 12.13	Notices; Waiver of Notice	45
Sec. 12.14	Agent for Legal Process	45
Sec. 12.15	Indemnification	45

ARTICLE XIII AMENDMENT, TERMINATION, MERGER		46

Sec. 13.1	Amendment	46
Sec. 13.2	Permanent Discontinuance of Contributions	46
Sec. 13.3	Termination	46
Sec. 13.4	Partial Termination	47
Sec. 13.5	Merger, Consolidation, or Transfer of Plan Assets	47
Sec. 13.6	Deferral of Distributions	47
Sec. 13.7	Reorganizations of Participating Employers	47
Sec. 13.8	Discontinuance of Joint Participation of a Participating Employer	48
Sec. 13.9	Participating Employers Not Under Common Control	48

ARTICLE XIV TOP-HEAVY PLAN PROVISIONS		49

Sec. 14.1	Key Employee Defined	49
Sec. 14.2	Determination of Top-Heavy Status	49

Sec. 14.3	Minimum Contribution Requirement	51
Sec. 14.4	Definition of Employer	52
Sec. 14.5	Exception For Collective Bargaining Unit	52

ARTICLE XV MISCELLANEOUS PROVISIONS		53

Sec. 15.1	Insurance Company Not Responsible for Validity of Plan	53
Sec. 15.2	Headings	53
Sec. 15.3	Capitalized Definitions	53
Sec. 15.4	Gender	53
Sec. 15.5	Use of Compounds of Word “Here”	53
Sec. 15.6	Construed as a Whole	53

ALERUS FINANCIAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2013)

ARTICLE I

GENERAL

Sec. 1.1 Name of Plan. The name of the plan set forth herein is Alerus Financial Corporation Employee Stock Ownership Plan. It is sometimes herein referred to as the “Plan.” The Plan is a single plan consisting of a money purchase pension plan component and a stock bonus plan component. The money purchase pension plan component is sometimes referred to as the “Pension Plan” and the stock bonus plan component is sometimes referred to as the “Stock Bonus Plan.” Collectively, the Pension Plan and the Stock Bonus Plan are also referred to as the “Plan.”

Sec. 1.2 Purpose. The Plan has been established so that eligible employees may share in the growth and prosperity of the Participating Employers and may have an additional source of retirement income.

Sec. 1.3 Effective Date. The “Effective Date” of the Plan, the date as of which the Plan was established, is January 1, 1986.

Sec. 1.4 History. The Plan was most recently amended and restated effective January 1, 2008, which restatement was subsequently amended with five amendments with effective dates prior to January 1, 2013.

Sec. 1.5 Company. The “Company” is Alerus Financial Corporation, a Delaware corporation, and any Successor Employer thereof.

Sec. 1.6 Participating Employers. The Company is a Participating Employer in the Plan. With the consent of the Company, any other trade or business entity in the controlled group of the Company under Code § 414 may also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. The other Participating Employers on January 1, 2013 are:

Alerus Financial, National Association

Alerus Securities Corporation

Alerus Financial Insurance Services, Inc.

Alerus Investment Advisors Corporation

Sec. 1.7 Construction and Applicable Law. The Plan is intended to meet the qualification requirements for a money purchase pension plan and stock bonus plan under Code § 401(a), and the requirements for an employee stock ownership plan under Code § 4975(e)(7) which is designed to invest primarily in qualifying employer securities meeting the requirements of Code §§ 4975(c)(8) and 409(l). The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of North Dakota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of North Dakota, except as otherwise provided in any trust agreement entered into with a Funding Agency.

Sec. 1.8 Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant’s Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code § 401(a) or to comply with the requirements of ERISA.

Sec. 1.9 Effective Date of Document. Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 2013. However, any provision necessary to comply with a requirement of any federal legislation or a Treasury regulation which requirement has an earlier effective date shall be effective retroactively to the date required by the applicable law or regulation insofar as that provision is necessary to permit the Plan to comply with such law or regulation.

ARTICLE II

MISCELLANEOUS DEFINITIONS

Sec. 2.1 Account. “Account” means a Participant’s or Beneficiary’s interest in the Fund of any of the types described in Sec. 7.1.

Sec. 2.2 Active Participant. An employee is an “Active Participant” only while he or she is both a Participant and a Qualified Employee.

Sec. 2.3 Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

Sec. 2.4 Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to the provisions of Article VIII.

Sec. 2.5 Board. The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

Sec. 2.6 Certified Earnings. “Certified Earnings” of a Participant from a Participating Employer for a Plan Year means the amount determined by the Participating Employer and reported to the Company to be the total earnings paid to the Participant by the Participating Employer during such Plan Year for service as a Qualified Employee, subject to the following:

(a)                                 Certified Earnings for the Plan Year only include the employee’s compensation for the portion of the Plan Year that the employee was a Participant.

(b)                                 Certified Earnings include any contributions made by salary reduction to any plan which meets the requirements of Code §§ 125, 132(f)(4), 401(k), 402(h)(1)(B), or 403(b), whether or not such contributions are actually excludable from the Participant’s gross income for federal income tax purposes. Certified Earnings do not include contributions to this Plan.

(c)                                  Allowances or reimbursements for expenses, severance pay, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, stock options, stock appreciation rights or cash payments in lieu thereof, merchandise or service discounts, non-cash employee awards, benefits in the form of property or the use of property, or other similar fringe benefits shall not be included in computing Certified Earnings, except as provided in subsection (b) or to the extent such amounts are required to be included in determining the employee’s regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

(d)                                 Certified Earnings of a Participant for any Plan Year shall not exceed the maximum amount permitted to be taken into account for such year under Code § 401(a)(17).

(e)                                  Effective January 1, 2009, Certified Earnings includes military differential wage payments (as defined in Code § 3401(h)) to the extent required under Code § 414(u).

Sec. 2.7 Code. “Code” means the Internal Revenue Code of 1986 as from time to time amended.

Sec. 2.8 Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code § 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code § 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code § 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code § 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the first sentence of this section for purposes of Article VI, the provisions of subsections (b) and (c) of Code § 414 are deemed to be modified as provided in Code § 415(h).

Sec. 2.9 Company Stock. “Company Stock” means (i) common stock of the Company or of any corporation that is a member of a controlled group that includes the Company, or (ii) convertible preferred stock of the Company or of any corporation that is a member of a controlled group that includes the Company if such preferred stock satisfies the requirements of Code § 409(l)(3). For purposes of this section, a “controlled group” shall include all corporations described in Code § 409(l)(4).

Sec. 2.10 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 2.11 Exempt Loan. “Exempt Loan” means a direct or indirect extension of credit to the Plan that is either an Exempt Guaranteed Loan or an Exempt Non-Guaranteed Loan:

(a)                                 Exempt Guaranteed Loan. “Exempt Guaranteed Loan” means a direct or indirect extension of credit to the Plan that is made or guaranteed by either a party in interest (as defined in ERISA § 3(14)) or a disqualified person (as defined in Code § 4975), and which satisfies the following requirements:

(1)                                 The proceeds of the Exempt Guaranteed Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Guaranteed Loan, or to repay a prior Exempt Guaranteed Loan, or for any combination of the foregoing purposes.

(2)                                 The Exempt Guaranteed Loan must be without recourse against the Fund except that:

(A)                               The Company Stock acquired with the proceeds of the Exempt Guaranteed Loan may be pledged or otherwise used to secure repayment of the Exempt Guaranteed Loan, and

(B)                               Any Company Stock which was acquired with the proceeds of a prior Exempt Guaranteed Loan which was repaid with the proceeds of the Exempt Guaranteed Loan may be pledged or otherwise used to secure repayment of the Exempt Guaranteed Loan, and

(C)                               Any cash contributions to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Guaranteed Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Guaranteed Loan, and

(D)                               The earnings attributable to shares of Company Stock acquired with the proceeds of an Exempt Guaranteed Loan may be used to repay that Exempt Guaranteed Loan or any renewal or extension thereof, and

(E)                                The earnings attributable to unallocated shares of Company Stock that were acquired with the proceeds of an Exempt Guaranteed Loan may be pledged as security for another Exempt Guaranteed Loan.

(3)                                 The Exempt Guaranteed Loan must provide for principal and interest to be paid over a specific term.

(4)                                 Except as provided below in paragraph (5), the number of shares which are released from the Unallocated Reserve each Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Guaranteed Loan for the Plan Year and a denominator equal to the total principal and interest paid on the Exempt Guaranteed Loan for the current Plan Year and to be paid for all subsequent years. The number of future years for which principal and interest are payable under the Exempt Guaranteed Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

(5)                                 In lieu of the method described in paragraph (4), the number of shares of Company Stock which are released from the Unallocated Reserve each Plan Year may be determined with reference to principal payments only, provided all of the following conditions are met.

(A)                               The Exempt Guaranteed Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(B)                               If the Exempt Guaranteed Loan constitutes a renewal, extension or refinancing of a prior Exempt Guaranteed Loan, the sum of the expired duration of the prior Exempt Guaranteed Loan, the renewal period, the extension period, and the duration of the new Exempt Guaranteed Loan does not exceed ten years.

(C)                               The number of shares which shall be released from the Unallocated Reserve each Plan Year must equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year, multiplied by a fraction with a numerator equal to the amount of all principal payments made with respect to the Exempt Guaranteed Loan for the current Plan Year and a denominator equal to the total principal payments to be paid over the remaining term of the Exempt Guaranteed Loan (including the principal payments for the current Plan Year).

(D)                               For purposes of this paragraph (5), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(6)                                 The rate of interest (which may be fixed or variable) on the Exempt Guaranteed Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company and the guarantors, and the generally prevailing rates of interest.

(7)                                 In the event of default upon an Exempt Guaranteed Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Guaranteed Loan.

(b)                                 Exempt Non-Guaranteed Loan. “Exempt Non-Guaranteed Loan” means a direct or indirect extension of credit to the Plan that neither is made nor is guaranteed by either a party in interest (as defined in ERISA § 3(14)) or a disqualified person (as defined in Code § 4975) and the proceeds of which must be used solely to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Non-Guaranteed Loan or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

Sec. 2.12 Forfeitures. “Forfeitures” means that part of the Fund so recognized under Sec. 9.2(b)(2).

Sec. 2.13 Fund. “Fund” means the aggregate of assets described in Sec. 11.1.

Sec. 2.14 Funding Agency. “Funding Agency” is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

Sec. 2.15 Highly Compensated Employee. “Highly Compensated Employee” for any Plan Year means an individual described as such in Code § 414(q).

(a)                                 Unless otherwise provided in Code § 414(q), each employee who meets one of the following requirements is a “Highly Compensated Employee”:

(1)                                 The employee at any time during the current or prior Plan Year was a more than 5% owner as defined in Code § 414(q)(2), or was the Spouse, child, parent or grandparent of such an owner to whom the owner’s stock is attributed pursuant to Code § 318 (regardless of the Compensation of the owner or family member).

(2)                                 The employee received Compensation from the employer in excess of the amount in effect under Code Sec. 414(q)(1)(A) for the prior Plan Year. The employee must also have been in the top 20% of employees of the employer who performed services for the employer in such prior Plan Year, when ranked on the basis of Compensation paid during the Plan Year. For purposes of determining the top 20% of employees under Code § 414(q)(3), the Plan will disregard any non-resident aliens who receive no earned income from the employer which constitutes income from sources within the United States.

(3)                                 The individual is a former employee who had a separation year prior to the current Plan Year and such individual performed services for the employer and was a Highly Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual’s 55th birthday. A “separation year” is the Plan Year in which the individual separates from service with the employer.

(b)                                 For purposes of this section, “employer” includes the Company and all Affiliates, and “employee” includes Leased Employees.

(c)                                  For purposes of this section, “Compensation” means the amount defined as such under Sec. 6.1(d).

Sec. 2.16 Leased Employee. “Leased Employee” means any person defined as such by Code § 414(n). In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the “recipient”) and who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code § 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers’ non-highly compensated work force within the meaning of Code § 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code § 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

Sec. 2.17 Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA with authority to appoint additional named fiduciaries and to allocate responsibility among them, and the power to control or manage the assets of the Plan. If so permitted by the Company in the appointment of a named fiduciary, such named fiduciary may designate another person to carry out any or all of the fiduciary responsibilities of the named fiduciary; except that, a named fiduciary may not designate another person to carry out any responsibilities relating to the management or control of Plan assets other than in exercise of a power granted under the trust agreement to appoint an investment manager. The ESOP Committee members are not Named Fiduciaries of the Plan; rather the ESOP Committee, and its members, act on behalf of the Company in its role as administrator and/or Named Fiduciary of the Plan.

Sec. 2.18 Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an employee of the Participating Employers who is not a Highly Compensated Employee.

Sec. 2.19 Normal Retirement Age. “Normal Retirement Age” is age 59½.

Sec. 2.20 Participant. A “Participant” is an individual described as such in Article IV.

Sec. 2.21 Plan Year. A “Plan Year” is the 12-consecutive-month period commencing on each January 1st.

Sec. 2.22 Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor is a “Predecessor Employer” if named in this section, subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who at the time of the acquisition become employees of the successor and Participants hereunder are treated uniformly, the use of service with it does not produce discrimination in favor of Highly Compensated Employees, and there is no duplication of benefits for such service. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Notwithstanding the foregoing, an employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury. As of January 1, 2013, there are no Predecessor Employers.

Sec. 2.23 Qualified Employee. “Qualified Employee” means any employee of a Participating Employer, subject to the following:

(a)                                 An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(b)                                 A nonresident alien within the meaning of Code § 7701(b)(1)(B) while not receiving earned income (within the meaning of Code § 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)) is not a Qualified Employee.

(c)                                  Eligibility of employees in a collective bargaining unit to participate in the Plan is subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(d)                                 An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from a Termination of Employment, provided he or she is a Qualified Employee at the commencement of such period of absence.

(e)                                  Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of the Participating Employer for purposes of withholding of taxes, or is treated as an employee of another entity who is leased to the Participating Employer, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

Sec. 2.24 Successor Employer. A “Successor Employer” is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board or a duly authorized officer.

Sec. 2.25 Spouse. “Spouse” means a person of the opposite sex to whom the Participant is legally married (including a common-law spouse in any state that recognizes common-law marriage, provided that acceptable proof and certification of common-law marriage has been received by the Company); except that, a former spouse will be treated as a Spouse to the extent provided in a domestic relations order that has been determined to be a qualified domestic relations order (as defined in Code § 414(q)) with respect to the Plan.

Sec. 2.26 Top-Heavy Plan. “Top-Heavy Plan” is defined in Sec. 14.2(a).

Sec. 2.27 Unallocated Reserve. “Unallocated Reserve” means that portion of the Fund which consists of shares of Company Stock (and dividends and other earnings attributable thereto) that were acquired with the proceeds of an Exempt Loan and that are held in suspense pending allocation to Participants’ Accounts.

Sec. 2.28 Valuation Date. “Valuation Date” means the date on which the Fund and Accounts are valued as provided in Article VII. Each of the following is a Valuation Date:

(a)                                 The last day of each Plan Year.

(b)                                 Such other day, as designated by the Company in written notice to the Funding Agency, as the Company may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

ARTICLE III

SERVICE PROVISIONS

Sec. 3.1 Employment Commencement Date. “Employment Commencement Date” means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer. The date on which an employee first performs an Hour of Service after a 1-Year Break in Service is also an “Employment Commencement Date”.

Sec. 3.2 Termination of Employment. The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers.

Sec. 3.3 Hours of Service. “Hours of Service” are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

(a)                                 Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

(b)                                 For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

(1)                                 Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

(2)                                 Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3)                                 Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(4)                                 Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)                                 The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)                                  For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

(d)                                 Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(e)                                  In no event shall duplicate credit as an Hour of Service be given for the same hour.

(f)                                   This subsection shall apply to an individual who has service as (i) either a common law employee or a Leased Employee of (ii) either a Participating Employer or an Affiliate. For purposes of determining Hours of Service, such an individual shall be considered an employee of the Participating Employer or such Affiliate during any period he or she would have been a Leased Employee of such Participating Employer or an Affiliate but for the requirement that he or she must have performed services for such Participating Employer or an Affiliate on a substantially full-time basis for a period of at least one year.

Sec. 3.4 Eligibility Computation Period. An employee’s first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service the employee has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the employee’s first Employment Commencement Date.

Sec. 3.5 Year of Eligibility Service. A “Year of Eligibility Service” is an Eligibility Computation Period in which an employee has at least 1,000 Hours of Service.

Sec. 3.6 Year of Vesting Service. A “Year of Vesting Service” is a Plan Year in which an employee has at least 1,000 Hours of Service, subject to the following:

(a)                                 If the Participant has had a period of five consecutive 1-Year Breaks In Service, for purposes of determining the vested percentage of the Participant’s Accounts attributable to employer contributions which accrued before such break, any Years of Vesting Service after such break in service shall not be taken into account.

(b)                                 If the Participant has a period of one or more consecutive 1-Year Breaks In Service, for purposes of determining the vested percentage of the Participant’s Accounts (if any) attributable to employer contributions made on his or her behalf after such period, all Years of Vesting Service before and after such period shall be taken into account.

Sec. 3.7 1-Year Break In Service. “1-Year Break In Service” means a Plan Year during which the employee (or former employee) completes 500 or fewer Hours of Service. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

(a)                                 Notwithstanding the provisions of Sec. 3.3, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

(b)                                 For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 3.8 Periods of Military Service. The Plan will comply with the requirements of Code § 414(u) with respect to each Participant who is absent from service because of “qualified military service” (as defined in Code § 414(u)(5)) as prescribed under Code § 414(u) (or other federal law cited therein).

ARTICLE IV

PLAN PARTICIPATION

Sec. 4.1 Entry Date. “Entry Date” means January 1, April 1, July 1, and October 1 of each Plan Year.

Sec. 4.2 Eligibility for Participation. Eligibility to participate in the Plan shall be determined as follows:

(a)                                 An employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date (on or after the date the Plan becomes effective with respect to his or her Participating Employer) on which all of the following requirements are met:

(1)                                 The employee is a Qualified Employee.

(2)                                 The employee has completed one Year of Eligibility Service during an Eligibility Computation Period that ended prior to the Entry Date.

(3)                                 The employee has attained age 21 prior to the Entry Date.

(b)                                 If a former Participant is reemployed and meets the requirements of subsection (a) on the date of rehire, the employee will become a Participant again on that date.

(c)                                  If a former employee who was not previously a Participant is reemployed as a Qualified Employee, if the employee meets the requirements of subsection (a) on the date of rehire, and if the employee would have met the requirements of subsection (a) on the immediately preceding Entry Date if he or she had been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of rehire.

(d)                                 If an employee of a Participating Employer or an Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of subsection (a) on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of transfer.

Sec. 4.3 Duration of Participation. A Participant shall continue to be such until the later of:

(a)                                 The Participant’s Termination of Employment.

(b)                                 The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

Sec. 4.4 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of an employee’s employment.

ARTICLE V

CONTRIBUTIONS

Sec. 5.1 Source. This Plan is a money purchase pension plan and stock bonus plan for purposes of Code § 401(a). Contributions by the Company and Participating Employers shall not be limited to current or accumulated earnings or profits.

Sec. 5.2 Employer Contributions. Pursuant to Sec. 5.4, the Participating Employers may make sufficient cash contributions to enable the Funding Agency to pay any currently maturing obligations under an Exempt Loan, if any, made pursuant to Sec. 11.6, to the extent those obligations have not been paid with dividends pursuant to Sec. 5.7. The Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan. The Funding Agency shall apply such contributions (and any earnings thereon) to make such loan payments as directed by the Company. The shares of Company Stock which are released from encumbrance as a result of loan payments made with such contributions shall be allocated as of the annual Valuation Date of the Plan Year for which the contributions were made in accordance with Sec. 5.8 and 5.9.

Sec. 5.3 Pension Plan Contributions. Pension Plan contributions shall not be made to the Fund for Plan Years beginning after December 31, 2002.

Sec. 5.4 Discretionary Stock Bonus Plan Contributions. For each Plan Year, the Company shall determine, in its discretion, the amount of the Stock Bonus Plan contribution, if any, to the Fund for such Plan Year. The Stock Bonus Plan contribution of each Participating Employer, other than the Company, for a Plan Year shall be in an amount which is in the same ratio to the total Certified Earnings for such year of its employees eligible to share in the contribution for such year as the Stock Bonus Plan contribution of the Company for such Plan Year bears to the total Certified Earnings for such year of its employees eligible to share in the contribution for such year, unless for such Plan Year, a Participating Employer determines not to make a contribution or determines that its contribution for such Plan Year shall be a different amount and also determines the amount of the contribution (or the formula by which the amount of the contribution shall be calculated).

Sec. 5.5 Form of Contributions. Contributions shall be made in the form of cash or Company Stock.

Sec. 5.6 Disposition of Shares of Company Stock. In connection with termination of the Plan, the Company may direct the Funding Agency to sell sufficient shares of Stock not previously released or required to be released prior to said date (to the Company or another purchaser) to enable it to pay off the remaining obligations under an Exempt Loan or a Non-Exempt Loan. Any remaining shares or proceeds from the sale of shares held in the Unallocated Reserve of the Plan shall, subject to the terms of the pledge agreement, be allocated as of the date of termination (excluding Participants who have had a Termination of Employment prior to the date of the termination and excluding Beneficiaries of Participants who died prior to the termination ) who have an Account under the Plan, in proportion to the number of shares of Stock allocated to their Stock Bonus Accounts as of said date without regard to this section. Such amounts shall not be considered as Annual Additions.

Sec. 5.7 Application of Dividends. Dividends received on shares of Company Stock held in the Unallocated Reserve and on shares of Company Stock allocated to Accounts shall be applied as follows:

(a)                                 Dividends received on shares of Company Stock held in the Unallocated Reserve shall first be used to repay principal and interest then due on the Exempt Loan used to acquire such shares. If the amount of such dividends exceeds the amount needed to repay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to repay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company, the excess shall be used to prepay principal on such Exempt Loan. If an excess still remains, it shall be treated as a general investment gain of the Fund and allocated to the Accounts of Participants as of the next Valuation Date as provided in Sec. 7.2. Any dividends so allocated shall not be considered an Annual Addition with respect to a Participant for purposes of Sec. 6.1.

(b)                                 Dividends received on shares of Company Stock allocated to Accounts shall not be used to pay principal or interest on an Exempt Loan. Such dividends shall be paid or invested as described in Sec. 11.9.

Sec. 5.8 Eligibility to Share in Annual Contributions and Forfeitures. A Participant shall be eligible to share in the Employer contribution and Forfeitures for a Plan Year if all of the following requirements are satisfied:

(a)                                 He or she is an Active Participant at any time during the Plan Year.

(b)                                 Either:

(1)                                 He or she has at least 1,000 Hours of Service during the Plan Year and is in the employ of a Participating Employer on the last business day of the Plan Year, or

(2)                                 His or her Termination of Employment occurs during the Plan Year on or after his or her Normal Retirement Date, or prior to his or her Normal Retirement Date by reason of his or her death or disability (as defined in Sec. 9.1(b)).

Notwithstanding anything in the Plan to the contrary, this Sec. 5.8 does not apply to any Safe Harbor Match Contribution made under Sec. 5.13.

Sec. 5.9 Allocations. The amounts available for allocation shall be allocated among the Accounts of Participants as follows:

(a)                                 The following amounts are available for allocation pursuant to this section:

(1)                                 Stock Bonus Plan contributions.

(2)                                 Shares of Company Stock released from the Unallocated Reserve.

(3)                                 Forfeitures.

(b)                                 The amounts available for allocation shall be allocated among the Accounts of Participants who meet the requirements of Sec. 5.8 in the proportion that the Certified Earnings of each such Participant for the Plan Year bears to the total Certified Earnings of all such Participants for the Plan Year.

Notwithstanding anything in the Plan to the contrary, this Sec. 5.9 does not apply to any Safe Harbor Match Contribution made under Sec. 5.13.

Sec. 5.10 Time of Contributions. Contributions by a Participating Employer for a Plan Year shall be paid to the Funding Agency no later than the time (including extensions thereof) prescribed by law for filing the employer’s federal income tax return for the tax year in which the Plan Year ends.

Sec. 5.11 Limitations on Contributions. In no event shall the amount of a Participating Employer’s contribution under this Article for any Plan Year exceed the lesser of:

(a)                                 The maximum amount allowable as a deduction in computing the Participating Employer’s taxable income for that Plan Year for federal income tax purposes.

(b)                                 The aggregate amount of the contributions by such Participating Employer that may be allocated to Accounts of Participants under the provisions of Article VI.

Sec. 5.12 S Corporation Limitation. Notwithstanding the foregoing, no portion of Plan assets attributable to Company Stock in an S corporation may, during a nonallocation year (as defined in Code § 409(p)(3)), accrue to the benefit of a disqualified person (as defined in Code § 409(p)(4)).

Sec. 5.13. Safe Harbor Match Contribution. For the Plan Year beginning January 1, 2011, the Company shall make a contribution (“Safe Harbor Match Contribution”) to each Participant’s Safe Harbor Match Account based upon the Participant’s rate of deferral in the Alerus Financial Corporation Safe Harbor 401k Plan (“401k Plan”) calculated on a payroll basis according to the following schedule:

Deferral Percentage in 401k Plan	Matching Rate
3% or less	100%
Over 3%, but not in excess of 6%	50%

Notwithstanding anything in the Plan or the 401k Plan to the contrary, the Safe Harbor Match Contribution:

(a)                                 Shall be made only to those Participants who have met the requirements for Plan participation under Article IV of this Plan;

(b)                                 Shall be contributed no later than the end of the calendar year quarter following the quarter in the Participant’s elective deferral contribution was made to the 401k Plan;

(c)                                  Shall have no allocation conditions;

(d)                                 Shall not be distributed except in the event of the Participant’s death, disability, Severance from Employment, attainment of age 59½ or Plan termination.

(e)                                  No additional Safe Harbor Matching Contributions will be made to this Plan for Plan Years beginning on or after January 1, 2012.

ARTICLE VI

LIMITATION ON ALLOCATIONS

Sec. 6.1 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code § 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code § 415:

(a)                                 The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

(1)                                 $51,000 for Plan Years commencing in 2013 or later, adjusted for each subsequent Plan Year to reflect cost of living increases for that Plan Year published by the Secretary of the Treasury.

(2)                                 100% of the Compensation of such Participant for Plan Years. This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code §§ 401(h) or 419(f)(2) which is otherwise treated as an Annual Addition.

(b)                                 For purposes of this section, “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which he or she participates:

(1)                                 Employer contributions, including contributions made under Code § 401(k).

(2)                                 Forfeitures, if any.

(3)                                 Voluntary non-deductible contributions, if any.

(4)                                 Amounts attributable to medical benefits as described in Code §§ 415(1)(2) and 419A(d)(2).

An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

(c)                                  The following are not considered “Annual Additions”:

(1)                                 Rollover contributions as described in Code §§ 401(a)(3), 402(c), 403(a)(4), 403(b)(8) or 457(e)(16) or in any other provision of the Code which may allow rollover contributions to be made to another Plan maintained by the Company or its Affiliates;

(2)                                 Catch-up contributions made under Code § 414(v);

(3)                                 Direct transfers from a qualified plan to a defined contribution plan;

(4)                                 Reinvested dividends on Company Stock pursuant to Sec. 11.9;

(5)                                 Restorative payments allocated to a Participant’s Account which include payments made to restore losses to a Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated; and

(6)                                 If no more than one-third of the Employer contributions for the Plan Year that are applied to pay principal and interest on an Exempt Loan are allocated to Participants who are Highly Compensated Employees, then Annual Additions do not include:

(A)                               Forfeitures allocated to a Participant for such Plan Year to the extent such Forfeitures consist of Company Stock that was acquired with an Exempt Loan;

(B)                               Interest on the Exempt Loan.

(d)                                 For purposes of this section, “Compensation” means an employee’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§ 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). The following rules apply to determine “Compensation”:

(1)                                 “Compensation” includes, but is not limited to:

(A)                               commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation § 1.62-2(c);

(B)                               amounts described in Code §§ 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in gross income;

(C)                               amounts paid or reimbursed by a Participating Employer or an Affiliate for moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the employee under Code § 217;

(D)                               the value of a nonqualified stock option granted to an employee, but only to the extent that the value of the option is includible in gross income of the employee for the taxable year of the stock option grant;

(E)                                the amount includible in the gross income of the employee upon making the election described in Code § 83(b);

(F)                                 amounts that are includible in the gross income of the employee under the rules of Code §§ 409A or 457(f)(1)(A) or because the amounts are constructively received by the employee;

(G)                               amounts received by an employee pursuant to a nonqualified unfunded deferred compensation plan in the year the amounts are actually received, to the extent that such amounts are includible in the employee’s gross income; and

(H)                              amounts paid after the employee’s termination of employment, but only including regular pay for services during the employee’s regular working hours, or pay for service outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and only if such pay would have been paid to the employee prior to termination of employment if the employee had continued in employment with the Participating Employer or an Affiliate. Such pay is Compensation only if paid by the later of (i) 2½ months after the employee’s termination of employment with the Participating Employer or an Affiliate, or (ii) the end of the Limitation Year that includes the date of the employee’s termination of employment.

Notwithstanding anything in this section to the contrary, “Compensation” will not exceed the amount permitted to be taken into account for any Limitation Year under Code § 401(a)(17).

(2)                                 “Compensation” does not include:

(A)                               Contributions (other than elective contributions described in Code §§ 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Participating Employer and Affiliates to a plan of deferred compensation (including a simplified employee pension described in Code § 408(k) or a simple retirement account described in Code § 408(p)), to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

(B)                               Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

(C)                               Amounts realized from the sale, exchange, or other disposition of a qualified stock option.

(D)                               Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code § 125).

(E)                                Other items of remuneration that are similar to the items listed in this Sec. 6.1(d)(2)(A)-(D).

Sec. 6.2 Limitation on Allocation of Company Stock Purchased in a Code Sections 1042 or 2057 Transaction. Notwithstanding any provisions of the Plan to the contrary, no shares of Company Stock acquired in a “qualified sale” shall be allocated to the Accounts of (or otherwise accrue to the benefit of) (i) a “25% owner” or (ii) during the “non-allocation period,” to a “disqualified individual,” subject to the following:

(a)                                 The phrase “qualified sale” means the acquisition of Company Stock by the Plan (i) from a seller if the seller elects and is eligible to receive nonrecognition treatment under Code § 1042, or (ii) from a decedent’s estate in a transaction qualifying for a deduction under Code § 2057(a).

(b)                                 The phrase “disqualified individual” means the following:

(1)                                 The seller who made the election under Code § 1042.

(2)                                 The decedent whose estate made the qualified sale under Code § 2057(a).

(3)                                 The seller’s or decedent’s brother or sister (whether by whole or half blood), spouse, ancestor, or lineal descendent, or any other individual who is related to the seller in one of the ways described in Code § 267(b).

However, such an individual shall not be a disqualified individual by reason of this paragraph with respect to a qualified sale involving any other seller.

(c)                                  The phrase “25% owner” means any individual who owns, at any time during the one year period ending on the date of the qualified sale or on the date as of which the Company Stock is allocated to Accounts, more than:

(1)                                 25%, by number, of any class of outstanding stock of the Company (or of any corporation under Common Control with the Company), or

(2)                                 25% of the total value of the outstanding stock of the Company (or any corporation under Common Control with the Company).

For purposes of this subsection, ownership shall be determined by applying the attribution rules of Code § 318(a) (without regard to the employee trust exception in Code § 318(a)(2)(B)(i)).

(d)                                 The phrase “nonallocation period” means the period beginning on the date of the qualified sale and ending on the later of:

(1)                                 The date that is 10 years after the date of the qualified sale.

(2)                                 The date of the allocation under the Plan attributable to the final payment of any acquisition indebtedness incurred in connection with the qualified sale.

(e)                                  Any individuals who are ineligible to receive an allocation of Company Stock (or other assets in lieu thereof) solely because they are lineal descendants described in subsection (b)(3), may receive an allocation of Company Stock acquired in the qualified sale provided that the total amount of such Company Stock (or assets in lieu thereof) allocated to all such lineal descendants during the nonallocation period is not more than 5% of all Company Stock (or the equivalent value thereof) acquired in the qualified sale.

ARTICLE VII

INDIVIDUAL ACCOUNTS

Sec. 7.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

(a)                                 A Pension Account was established for each Participant who received Pension Plan contributions made pursuant to Sec. 5.3.

(b)                                 A Stock Bonus Account shall be established for each Participant who receives Stock Bonus Plan contributions made pursuant to Sec. 5.4.

(c)                                  A Dividend Account shall be established for each Participant for whom the Fund receives a cash dividend under Sec. 11.9.

(d)                                 A Diversified Account shall be established for each Participant who makes the requisite election under Sec. 10.16, and for each Participant whose Account is diversified under Sec. 11.5(d).

(e)                                  A Forfeiture Account shall be established for each Participant whose Termination of Employment occurs under circumstances such that at that time the Participant has not become 100% vested in his or her Stock Bonus Account.

(f)                                   A Safe Harbor Match Account shall be established for each Participant who receives Safe Harbor Match Contributions made pursuant to Sec. 5.13.

(g)                                  A Safe Harbor Match Dividend Account shall be established for each Participant for whom the Fund receives a cash dividend under Sec. 11.9 for Company Stock held in the Participant’s Safe Harbor Match Account.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and, except as may be necessary with respect to a Diversified Account, the establishment of Accounts shall not require any segregation of Fund assets.

Sec. 7.2 Valuation Procedure. As of each Valuation Date, the value of each Account (other than Diversified Accounts) shall be adjusted to reflect the effect of distributions, transfers, income (other than income with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the Exempt Loan as provided in Sec. 5.6 or 5.7), realized and unrealized profit and losses, contributions, and all other transactions with respect to the Fund since the next preceding Valuation Date, as follows:

(a)                                 In accordance with a method consistently followed and uniformly applied, each Funding Agency shall determine the fair market value of the portion of the Fund held by it as of the current Valuation Date and report such fair market value to the Company. If fair market value of an asset is not available, it shall be deemed to be fair market value as determined in good faith by the Company or other Named Fiduciary assigned such function or, if such asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. The fair market value of a share of Company Stock shall be determined by an independent appraiser meeting the requirements of Code § 401(a)(28) if such Company Stock is not readily tradable on an established securities market at the time its value is determined.

(b)                                 From the value of each Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions made from the Account since the preceding Valuation Date and any amount transferred from the Account to a Diversified Account since the preceding Valuation Date.

(c)                                  The value of each Account as determined in subsection (b) above shall be adjusted pro rata so that the total value of all Accounts equals the fair market value of the Fund as determined in subsection (a) above, less (i) the sum of any unallocated contributions, and (ii) the fair market value of any shares of Company Stock held in the Unallocated Reserve, and (iii) the value of all Diversified Accounts, and plus the amount of any contribution by a Participating Employer for a Plan Year prior to the Plan Year in which the Valuation Date falls which is to be made to the Fund but has not yet been made on the Valuation Date.

(d)                                 If the Valuation Date is the last day of the Plan Year, to the value of each Account as determined under (c) shall be added the amounts allocable to such Account under Article V.

If a Participant’s Termination of Employment (or any other event) occurred after the preceding Valuation Date and on or before the current Valuation Date, and if the Participant was not 100% vested in his or her Stock Bonus Account, the value of such Account as determined above shall be adjusted by deducting the percentage of such Account not so vested and crediting it to the Participant’s Forfeiture Account.

Sec. 7.3 Valuation of Diversified Accounts. Diversified Accounts shall be valued by the Funding Agency at fair market value as of the Valuation Date at the end of each Plan Year and at such other times as may be necessary for the proper administration of the Plan.

Sec. 7.4 Participant Statements. The Company may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefit statements except as expressly required by ERISA § 105(a).

ARTICLE VIII

DESIGNATION OF BENEFICIARY

Sec. 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. The Beneficiary with respect to one Account may be different from the Beneficiary with respect to another Account. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Sec. 8.2 Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant’s Spouse unless the Spouse has consented in writing to the designation of a different Beneficiary, the Spouse’s consent acknowledges the effect of such designation, and the Spouse’s consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a Spouse shall be irrevocable. Any such consent shall be valid only with respect to the Spouse who signed the consent, or in the case of a deemed consent, the designated Spouse.

Sec. 8.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Sec. 8.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)                                 The Participant’s Spouse.

(b)                                 The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c)                                  The Participant’s parents.

(d)                                 The Participant’s brothers and sisters.

(e)                                  The Participant’s estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Sec. 8.5 Successor Beneficiary. If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving Spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving Spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant’s Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so specifies, and otherwise to the estate of the deceased Beneficiary.

ARTICLE IX

BENEFIT REQUIREMENTS

Sec. 9.1 Benefit on Retirement or Disability. If a Participant’s Termination of Employment occurs (for any reason other than death) after either of the following events, the Participant shall be 100% vested and shall be entitled to a benefit equal to the value of all of his or her Accounts determined as of the Valuation Date coincident with or next following the Termination of Employment:

(a)                                 The Participant has reached age 59½.

(b)                                 The Participant’s Termination of Employment has occurred due to a bodily injury or disease which the Company determines, based on competent medical evidence, makes the Participant permanently disabled from performing the normal duties of his or her position with a Participating Employer.

The benefit shall be paid at the times and in the manner determined under Article X.

Sec. 9.2 Other Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than death) under circumstances such that the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to the value of all of his or her Accounts other than the Stock Bonus Account and also a benefit equal to vested percentage of the value of his or her Stock Bonus Account, determined as of the Valuation Date coincident with or next following the Termination of Employment, subject, however, to the following:

(a)                                 The vested percentage shall depend upon the number of the Participant’s Years of Vesting Service at the time of the Termination of Employment, as follows:

Vesting Schedule
Years of Vesting Service	Vested Percentage
Less than 1	10%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(b)                                 The portion of the Stock Bonus Account that is not vested shall be transferred to the Participant’s Forfeiture Account as of the Valuation Date coincident with or next following his or her Termination of Employment, as provided in Sec. 7.2. Thereafter, the disposition of said Forfeiture Account shall be as provided below:

(1)                                 If the Participant is subsequently reemployed before the last day of the Plan Year in which the Termination of Employment occurred, the Forfeiture Account shall be reinstated as a separate Stock Bonus Account, to which the Participant shall be entitled in accordance with the provisions of this Article IX upon a subsequent Termination of Employment, subject to the provisions of paragraph (4).

(2)                                 If the Participant is not reemployed before the last day of the Plan Year in which the Termination of Employment occurred, the value of such Participant’s Forfeiture Account shall be recognized as a Forfeiture as of the earlier of the following dates:

(A)                               The date the Participant incurred his or her fifth consecutive 1-Year Break In Service.

(B)                               The date that the vested portion of all of the Participant’s Accounts have been distributed to the Participant. If a Participant was 0% vested in a particular Account, that Account will be deemed for purposes of this subparagraph (B) to have been distributed when the Participant’s Termination of Employment occurred.

The Participant shall lose all claim to the Forfeiture Account when the Forfeiture occurs. The Forfeiture Account shall be revalued on the Valuation Date preceding the date on which the Forfeiture is recognized and shall be allocated as provided in Article V.

(3)                                 If a former Participant whose Account was forfeited under paragraph (2) is subsequently reemployed and completes a Year of Vesting Service before incurring five consecutive 1-Year Breaks In Service, a separate Stock Bonus Account shall be reinstated for the Participant as of the Valuation Date coincident with the last day of the Plan Year in which such Year of Vesting Service is completed. The Participant shall be entitled to such Account in accordance with the provisions of this Article IX upon any subsequent Termination of Employment, subject to the provisions of paragraph (4). The value of such Account as of such Valuation Date shall be equal to the value of the Forfeiture Account as of the Valuation Date referred to in paragraph (2). The reinstated Account shall be funded as provided in paragraph (5).

(4)                                 If a Participant referred to in paragraph (1) or paragraph (3) is not 100% vested in the reinstated Account upon a subsequent Termination of Employment, the benefit to which the Participant is entitled therefrom shall be determined as of the Valuation Date coincident with or next following the subsequent Termination of Employment as follows:

(A)                               To the value of such reinstated Account determined as of such Valuation Date there shall be added the amount of the benefit from the Account which the Participant received as a result of the prior Termination of Employment.

(B)                               The applicable vested percentage from the vesting schedule shall be applied to such sum.

(C)                               From the result obtained in (B), there shall be subtracted the amount added to the value of the reinstated Account under (A).

(5)                                 The amount required to reinstate Accounts pursuant to paragraph (3) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

(A)                               Amounts forfeited under this subsection (b) for the Plan Year.

(B)                               Employer contributions for the Plan Year.

(C)                               Net income or gain of the Fund not previously allocated to other Accounts.

(c)                                  The benefit under this section shall be paid at the times and in the manner determined under Article X.

Sec. 9.3 Death. If a Participant’s Termination of Employment is the result of death, his or her Beneficiary shall be entitled to a benefit equal to the value of all of the Participant’s Accounts determined as of the Valuation Date coincident with or next following the date of death. Such benefit shall be paid at the times and in the manner determined under Article X.

If a Participant’s death occurs after his or her Termination of Employment, distribution of the balance of the Participant’s Accounts shall be made to the Beneficiary in accordance with the provisions of Article X.

Sec. 9.4 Withdrawals Before Termination of Employment. A Participant may request a withdrawal from his or her Accounts as of the last day of any Plan Year after reaching age 59½ and prior to the date benefits first become payable to the Participant under Sec. 9.1 or Sec. 9.2 pursuant to the following:

(a)                                 A withdrawal may be made for any reason of any part or all of the value of all of his or her Accounts.

(b)                                 Requests for withdrawals under this section shall be made pursuant to applicable rules and regulations adopted by the Company which are uniform and non-discriminatory as to all Participants and shall be submitted in writing to the Company on such form as the Company prescribes for this purpose.

(c)                                  The Company shall direct the Funding Agency respecting the payment of withdrawals under this section. Payment shall be made to the Participant as soon as administratively feasible after the end of the Plan Year in which the Company receives the Participant’s completed request form.

ARTICLE X

DISTRIBUTION OF BENEFITS

Sec. 10.1 Time and Method of Payment. The benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed to that individual in a single sum equal to the value of all of his or her Accounts determined on the Valuation Date coincident with or next following the date on which the Participant submits a written distribution request to the Company, subject to the following:

(a)                                 Benefit distribution to a Participant may be made as of the Valuation Date that coincides with or follows the Participant’s Termination of Employment. (However, the distribution to a Participant shall be delayed until he or she has a 1-Year Break In Service if necessary to avoid an excess tax under Code § 4978.) Benefit distribution to a Beneficiary may be made as of the Valuation Date that coincides with or follows the date the Beneficiary becomes entitled to a benefit. To affect a distribution, the Participant or Beneficiary must submit a written request for distribution to the Company on such form as the Company prescribes for this purpose. The distribution shall be made as soon as administratively feasible after the Valuation Date coincident with or following the date the form was submitted.

(b)                                 Unless the Participant elects otherwise, the distribution must be made no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the Participant’s Termination of Employment occurs, whichever is later; provided, however, that if the amount of the distribution to be made cannot be determined by the later of the aforesaid dates, a distribution retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such distribution can be ascertained. For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer the distribution. If a Participant cannot be located, his or her Accounts will be forfeited prior to the “required beginning date” (as defined in Sec. 10.1(c) below) pursuant to the missing person provisions of Sec. 10.17.

(c)                                  For purposes of this Sec. 10.1, a Participant’s “required beginning date” is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70½, or (ii) the calendar year in which the Participant’s Termination of Employment occurs. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5% owner of the Company (as defined in Code § 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½. Notwithstanding the foregoing or any other provision of this Sec. 10.1 to the contrary, in accordance with Code § 401(a)(9)(H), no required minimum distribution was required to be made with respect to the 2009 distribution calendar year.

(d)                                 Notwithstanding any provisions of the Plan to the contrary, a Participant’s entire benefit must be distributed by the Participant’s required beginning date unless the Participant’s death occurs before that date.

(e)                                  Notwithstanding the foregoing, any Participant whose required beginning date falls on or before April 1, 2005, shall be eligible to receive his or her benefit in installments. If installment payments are made, the minimum amount to be distributed during the Participant’s lifetime for each distribution calendar year, beginning with the first distribution calendar year (i.e. the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date), must be at least equal to the quotient obtained by dividing the Participant’s Account balance on the most recent Valuation Date preceding the distribution calendar year (adjusted as may be required by Treasury regulations) by whichever of the following numbers is applicable:

(1)                                 In the case of distributions to a Participant whose designated Beneficiary for the distribution calendar year is not solely the Participant’s Spouse, the number equal to the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.

(2)                                 In the case of distributions to a Participant whose sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the number equal to the greater of (i) the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year, or (ii) the number in the Joint and Last Survivor Table set forth in Treasury Regulations § 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(f)                                   If a Participant has a vested balance remaining in his/her Accounts at death, then his/her Beneficiary will be entitled to receive a distribution of that portion of the vested balance (or remaining vested balance) of the Participant’s Accounts allocated to such Beneficiary. A Beneficiary may elect to receive a distribution at any time after his/her entitlement has been established by the Company after the death of a Participant; provided, however, that a Beneficiary must receive a full distribution no later than December 31 of the calendar year that contains the fifth anniversary of the Participant’s death. A distribution to a Beneficiary will be made in a single lump sum. If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section. Notwithstanding the foregoing, in accordance with Code § 401(a)(9)(H)(ii)(II), the calendar year 2009 shall be disregarded for purposes of determining the five-year period described above, so that with respect to a Participant who died on or after January 1, 2004 and before January 1, 2010, the Participant’s Accounts shall be distributed to the Beneficiary not later than December 31 of the year containing the sixth anniversary of the Participant’s death.

(g)                                  Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder.

(h)                                 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection:

(1)                                 An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life expectancy of the distributee or the joint life expectancies of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code § 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)                                 An “eligible retirement plan” is a qualified trust described in Code § 401(a), an annuity plan described in Code § 403(a), an annuity contract described in Code § 403(b), an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), or an eligible plan under Code § 457(b) that is maintained by a state or a political subdivision of a state and that agrees to separately account for amounts transferred into such plan. An “eligible retirement plan” also includes a Roth IRA described in Code § 408A. However, the distributee of the eligible rollover distribution is solely responsible for determining whether he or she is eligible to make such a direct rollover and the Company will not inquire as to or confirm such eligibility.

(3)                                 A “distributee” includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving Spouse and the Participant’s or former Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(4)                                 A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(i)                                     Notwithstanding any other Plan provision, if the total nonforfeitable value of a Participant’s Account as of the most recent Valuation Date preceding the date of distribution of benefits does not exceed $1,000, the Account shall be distributed in a lump sum, and shall not require the consent of the Participant or any Beneficiary.

(j)                                    A Beneficiary who is not a Spouse of a deceased Participant, but who is a “designated beneficiary” under Code § 401(a)(9)(E) may elect, at the time and in the manner prescribed by the Company, to have all or any portion of the “transfer-eligible” amount payable from the Plan transferred directly to an individual retirement account described in Code § 408. For this purpose, the “transfer-eligible” amount is:

(1)                                 During the calendar year containing the date of the Participant’s death, the full balance of the Beneficiary’s Accounts.

(2)                                 During the next calendar year, the full balance of the Beneficiary’s Accounts, provided, however, that if the Beneficiary wants to apply the “life expectancy” rule of Code § 401(a)(9)(B)(iii) to the individual retirement account, the “transfer-eligible” amount is the balance of the Beneficiary’s Accounts, less the required minimum distribution due to the Beneficiary, as determined under Code § 401(a)(9).

(3)                                 During the subsequent three calendar years, the full balance of the Beneficiary’s Accounts.

(4)                                 During the calendar year containing the fifth anniversary of the Participant’s death, the “transfer-eligible” amount is zero, because the Beneficiary’s Accounts must be fully distributed from the Plan.

A Beneficiary electing a direct transfer under this Sec. 10.1(j) must provide the Company with the information necessary to accomplish the direct transfer in such manner and in accordance with such rules as may be prescribed for this purpose by the Company.

Sec. 10.2 Distributions from More Than One Account. If a Participant or Beneficiary has more than one Account, the distribution shall be made from all such Accounts.

Sec. 10.3 Distribution in Cash or Kind. The distribution shall be made in the form of Company Stock, except that any fractional share shall be distributed in cash. However, the distribution from a Diversified Account pursuant to Sec. 10.16 shall be made in cash.

Sec. 10.4 Accounting Following Termination of Employment. If distribution of all or any part of a benefit is deferred or delayed for any reason, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article VII.

Sec. 10.5 Right of First Refusal. Before a distributee of Company Stock distributed from the Fund, the estate of such a distributee, or the trustee of any rollover account established by such a distributee may dispose of any shares of Company Stock received from the Fund, such shares must first be offered in writing to the Funding Agency and the Company.

(a)                                 The Funding Agency and the Company shall have a period of 14 days from the date of such offer to agree to purchase all (but not less than all) shares so offered. The Funding Agency and the Company shall determine between themselves the amount to be purchased by each. Any purchase made pursuant to this section shall be for the greater of (i) the highest price offered by a prospective buyer in an outstanding bona fide written offer, or (ii) the fair market value of the shares determined as of the Valuation Date coincident with or immediately preceding the date of such offer.

(b)                                 The terms of payment for any shares of Company Stock purchased in accordance with this section shall be in one of the following manners, as the purchaser may in its discretion determine, provided, however, that the terms must not be less favorable than those offered by the prospective buyer whose outstanding bona fide written offer offers the highest price:

(1)                                 Cash or its equivalent.

(2)                                 Cash in an amount equal to one-fifth of the purchase price and a note of the purchaser for the unpaid balance of said purchase price payable in four equal annual installments due on the first, second, third, and fourth anniversaries of the cash payment made hereunder.

(3)                                 Cash in an amount equal to one-fourth or more of the purchase price and a note of the purchaser for the unpaid balance of said purchase price payable in three or fewer equal annual installments due on the first anniversary of the cash payment and on subsequent anniversaries until the amount due is paid in full.

The purchaser shall make the cash payment under (1) above or the initial cash payment under (2) or (3) above not later than 30 days after the date it gives notice of its intention to purchase such shares. At the time of payment of any annual installment of a note referred to in (2) or (3) above, the purchaser shall also pay interest on the unpaid principal balance of said note at an annual rate equal to the posted prime rate of Alerus Financial, National Association from time to time for 90-day unsecured loans to commercial borrowers of the highest credit rating, to change when and as said prime rate shall change; provided that regardless of any change in said prime rate occurring after the maturity of said note, the note shall bear the same rate of interest after maturity as it bore at maturity. The interest payments are to be made simultaneously with the principal payments. The purchaser shall have the privilege of prepaying at any time and from time to time all or any part of said note.

(c)                                  If the Company Stock subject to the “right of first refusal” heretofore described shall have been transferred before the expiration of the applicable period described in subsections (a) and (b) above or at any time after the Funding Agency or the Company has given timely notice of its intention to purchase but before the expiration of the period in which they must tender full payment, or without the required notice having been given to the Funding Agency and the Company and the proper refusal period having expired, then such shares in the hands of the transferee or any subsequent transferee shall be subject to purchase at the lesser of fair market value at the date of the distributee’s death or transfer by the distributee, or the fair market value at the date the transferee is notified of the Funding Agency’s or the Company’s intention to purchase; provided, however, that this right to purchase from the transferee shall be inapplicable to any transferee of Company Stock which did not bear the legend described in subsection (d) below.

(d)                                 At the election of the Company, all certificates or other instruments representing Company Stock distributed hereunder may be required to bear a legend setting forth the essential terms of this right of first refusal.

(e)                                  The procedure to be followed in offering shares of Company Stock to the Funding Agency and the Company shall be governed by rules and regulations adopted by the Company from time to time.

Sec. 10.6 Put Option. If they are not readily tradable on an established market when distributed or are subject to a trading limitation when distributed, shares of Company Stock distributed hereunder shall be subject to a “put option” as follows:

(a)                                 The put option shall be exercisable only by the distributee (whether the Participant or a Beneficiary), any person to whom the shares of Company Stock have passed by gift from the distributee and any person (including an estate or the distributee from an estate) to whom the shares of Company Stock passed upon the death of the distributee (hereinafter referred to as the “holder”).

(b)                                 The first put option period shall be for 60 days following the date the Company Stock is distributed to any individual who may exercise the put option. If the individual does not exercise the put option within such 60-day period, then such option shall lapse and a second and final put option period shall commence in the Plan Year following the Plan Year within which the first 60-day option period commenced. This final put option period shall be for 60 days after individuals holding the put option are notified of the fair market value as of the most recent Valuation Date.

If, within either or both of said put option periods, the Company Stock was readily tradable on an established market without restrictions, but ceases to be so traded, the Administrator will notify each such security holder in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the put option period the Company Stock is subject to the put option. If such notice is not given within ten days, a day shall be added to the duration of the put option during which the Company Stock issued to be readily traded on an established market without restriction for each day after said ten-day period such notice has not been given. Such notice must inform distributes of the terms of the put option they are to hold.

(c)                                  To exercise the put option, the holder shall notify the Company in writing that the put option is being exercised.

(d)                                 Upon receipt of such notice, the Company shall tender to the holder the fair market value either in a lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within 30 days following the date the put option is exercised and ending not more than five years after the date the put option is exercised.

(e)                                  The Plan is not bound to purchase Company Stock pursuant to the put option, but the Funding Agency may cause the Plan to assume the Company’s rights and obligations to acquire Company Stock under the put option.

(f)                                   For the purposes of subsection (d), fair market value shall be determined in good faith and on the basis of all relevant factors for determining the fair market value of securities and in accordance with the requirements of 26 C.F.R. § 54.4975-11(d)(5). In addition, Company Stock shall be valued by an independent appraiser in accordance with the requirements of Code § 401(a)(28). In the case of a transaction between the Plan and a disqualified person, fair market value must be determined as of the date of the transaction. In all other cases, fair market value shall be determined as of the most recent Valuation Date.

(g)                                  For the purposes of this section, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as one not subject to such restrictions.

Sec. 10.7 Other Restrictions on Qualifying Employer Securities. Except as provided in Sec. 10.5 and 10.6, no options, buy-sell arrangements, puts, calls, rights of first refusal or other restrictions on alienability shall attach to any Company Stock acquired with the proceeds of an Exempt Guaranteed Loan and distributed hereunder or held by the Funding Agency, whether or not this Plan continues to be an employee stock ownership plan. The put option extended under Sec. 10.6 shall continue in force notwithstanding that an Exempt Guaranteed Loan is repaid or that this Plan ceases to be an employee stock ownership plan.

Sec. 10.8 Reemployment. Except where distribution is required under Sec. 10.1, the distribution from the Fund shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon the Participant’s subsequent Termination of Employment.

Sec. 10.9 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

Sec. 10.10 Incompetent Payee. If in the opinion of the Company a person entitled to distribution hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, the distribution due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause the distribution due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to distributions so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive distribution hereunder.

Sec. 10.11 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code § 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to distribution from the Plan as an “alternate payee” pursuant to a qualified domestic relations order may receive a lump sum distribution from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Company’s determination that the order is a qualified domestic relations order, unless the order specifically provides for distribution to be made at a later time permitted under Sec. 10.1.

Sec. 10.12 Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency’s opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

Sec. 10.13 Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

Sec. 10.14 Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Sec. 10.15 Effect on Unemployment Compensation. For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent attributable to employer contributions, shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee’s regular weekly pay while employed by the Participating Employers, which period shall commence immediately following the employee’s Termination of

Employment. Notwithstanding the foregoing, a distribution that is rolled over pursuant to Sec. 10.1(h) will not be considered a severance payment.

Sec. 10.16 Transfer to Diversified Account. Each qualified Participant may elect to have a percentage of his or her Pension, Stock Bonus and Dividend Accounts transferred to a Diversified Account where it will be invested in investments other than Company Stock, subject to the following:

(a)                                 An individual is a “qualified Participant” eligible to make such an election only if the individual has completed 10 or more years of participation in the Plan and has reached age 55.

(b)                                 An election under this section may be made only during the 90 days after the close of each Plan Year within the “qualified election period”, which is the six Plan Year period beginning with the Plan Year in which the Participant first becomes a qualified Participant.

(c)                                  Within 90 days after the close of any Plan Year in the qualified election period, a qualified Participant may elect to have up to 25% of his or her Pension, Stock Bonus and Dividend Accounts transferred to a Diversified Account. In the case of the election year for which the qualified Participant can make the last election, “50%” shall be substituted for “25%” in the preceding sentence. The maximum amount that may be transferred for any one Plan Year shall be reduced to reflect amounts transferred for prior Plan Years.

(d)                                 The Company shall offer three or more investment options for investment of Diversified Accounts. Said options shall not be inconsistent with regulations prescribed by the Secretary of the Treasury.

(e)                                  Elections made pursuant to this section shall be subject to such uniform and nondiscriminatory rules as the Company may from time to time prescribe.

(f)                                   Any amounts held in Diversified Accounts or amounts that may be transferred to Diversified Accounts may be withdrawn from the Plan by the Participant at any time during a Plan year that other regular distributions are being made or other times made available by the Company in accordance with uniform non-discriminatory rules, and may specifically transfer said amounts (but not Company Stock) to the Alerus Financial Corporation Safe Harbor 401k Plan as a direct rollover, or exercise any other available rollover option required under other provisions of this Plan. Amounts withdrawn or transferred by the Participant under these or other Plan provisions during the qualified election period shall reduce the amount available for transfer or withdrawal under this Sec. 10.16.

Notwithstanding anything herein to the contrary, if the fair market value of Company Stock allocated to a Participant’s Account on or before the last day of the Plan Year immediately before an election period during which the Participant is eligible to make a transfer or withdrawal under this Sec. 10.16 is $500 or less (and never exceeded this amount), then the above transfer and withdrawal rules shall not apply.

Sec. 10.17 Missing Participants or Beneficiaries. A Participant or Beneficiary must maintain his/her most recent post office address on file with the Company, and any communication addressed to the Participant or Beneficiary at the post office address on file with the company will be binding on the Participant or Beneficiary for all purposes of the Plan.

If a Participant or Beneficiary fails to claim any amount payable under the Plan (or fails to cash any check drawn on the disbursement account established for the Plan), such amount will be forfeited by the Participant or Beneficiary at such time as is deemed appropriate by the Company (but prior to any required payment date under Code § 401(a)(9)) or may be disposed of in such other equitable manner deemed appropriate by the Company. Forfeited amounts may be allocated as required under Article V, or may be applied in such other manner as deemed appropriate by the Company and consistent with ERISA and the Code. If a Participant or Beneficiary claims a forfeited amount prior to termination of the Plan, the value forfeited (measured as of the date of the forfeiture, without adjustment for income or appreciation) will be restored to the Participant or Beneficiary. Such restored amounts may be drawn from then current forfeitures, or the Company will make an additional contribution as necessary to provide for the restoration under the Plan.

ARTICLE XI

FUND

Sec. 11.1 Composition. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund”. The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

Sec. 11.2 Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

Sec. 11.3 Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

Sec. 11.4 Funding Policy. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

Sec. 11.5 Investment in Company Stock or Property.

(a)                                 Primary Investment. The Plan is designed to invest primarily in Company Stock.

(b)                                 Agreement with Funding Agency. An agreement with a Funding Agency may provide that all or any part of the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA; provided, however, that (i) paragraph (a) above shall be satisfied and (ii) the Company shall take any steps necessary to assure that investments in securities of the Company or any trade or business entity directly or indirectly controlling, controlled by, or under Common Control with the Company do not exceed those that can be acquired by that part of the Fund attributable to contributions by the Participating Employers, as distinguished from that part of the Fund, if any, attributable to contributions by Participants, unless there has been compliance with any applicable securities laws.

(c)                                  Valuation. If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person (as defined in Code § 4975(e)(2)) or party in interest (as defined in ERISA § 3(14)), the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee. With respect to all activities carried on by the Plan, however, all valuations of Company Stock or other qualifying employer securities which are not readily tradable on an established securities market shall be determined by an independent appraiser meeting the requirements of Code § 401(a)(28).

(d)                                 Diversified Sub Accounts for Certain Non-Employee Participants. If either (1) a Participant terminates his employment with the Employer for reasons other than retirement or disability and he has not received a distribution of his entire benefit, or (2) an Account is established for an alternate payee, then the Employer, in its discretion, may diversify Stock Accounts of some or all of the persons described in (1) or (2) above by directing that some or all of the Stock in such Accounts shall be sold or exchanged at the Fair Market Value of the Stock determined as of the most recent valuation of the Stock on or prior to the date of the diversification. The proceeds shall be invested in the same type of assets as permitted for statutory Diversified Accounts, as specified by the Employer and shall be considered a segregated Diversified Sub-Account. Exchanges may be made for other non-Stock assets held by the Plan, except that non-Stock assets held for segregated Diversified Accounts (including Sub-Accounts) which have been diversified shall not be used. Assets obtained by the Plan with the proceeds of an exempt loan made for purposes of this diversification may be so used. If assets are available for diversification of some but not all Stock, then the Stock shall be diversified on a pro-rata basis. For purposes of this paragraph, action on diversification by the Employer may be taken by Board resolutions or by action of an officer designated by the Board.

If the Employer diversifies a Participant’s Stock Account pursuant to terms of this paragraph, then the Participant may elect to withdraw the balance of his vested Account on or after the first date distributions pursuant to Article IX could commence.

Sec. 11.6 Authority to Borrow. The Funding Agency, with the prior concurrence of the Company, is authorized to enter into one or more Exempt Loans. The proceeds of any Exempt Loan shall be used as provided in Sec. 2.11. All shares of Company Stock acquired with the proceeds of an Exempt Loan and held to secure payment of an Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released from encumbrance.

Sec. 11.7 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

(a)                                 If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)                                 Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code § 401(a). If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

(c)                                  Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code § 404. To the extent the deduction is disallowed, the Funding Agency shall return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Sec. 11.8 Voting Company Stock. Shares of Company Stock held in the Fund shall be voted by the Funding Agency in accordance with the following provisions:

(a)                                 Each Participant or Beneficiary may direct voting of a proportionate number of shares reflecting his proportionate interest in the portion of the Trust Fund in accordance with Code § 409(e), as applicable. If no instructions are received from a person, the shares with respect to which he could have directed voting shall be voted by the Funding Agency in accordance with directions from the Company.

(b)                                 Shares held in the Unallocated Reserve and in Forfeiture Accounts shall be voted by the Funding Agency in accordance with directions from the Company.

Sec. 11.9 Election To Receive Cash Dividends. A Participant may elect to have cash dividends on the shares of Company Stock allocated to his or her Accounts either paid to him or her in cash, or added to his or her Dividend Account and reinvested in Company Stock.

(a)                                 Election Procedures. An election hereunder must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company. The election shall apply to all dividends paid during a Plan Year. In the absence of an affirmative election received by the deadline established for this purpose, a Participant will be deemed to have elected to have cash dividends added to his or her Dividend Account and reinvested in Company Stock. To the extent so prescribed by the Company, an election hereunder will be “evergreen” — that is, it will continue to apply until changed by the Participant.

(b)                                 Processing Distributions. The distribution of cash dividends to Participants may be made in either of the following ways, as determined by the Company in its discretion: (i) direct payment in cash to the Participants, or (ii) payment to the Fund and distribution in cash to Participants not later than 90 days after the close of the Plan Year in which paid.

(c)                                  Beneficiaries. After the death of a Participant, his or her Beneficiary may make elections under this section.

ARTICLE XII

ADMINISTRATION OF PLAN

Sec. 12.1 Administration by Company.

(a)                                 Generally. The Company is the “administrator” of the Plan for purposes of ERISA, with all authority and full discretion to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. The Company is also the Named Fiduciary for purposes of ERISA, as provided in Sec. 2.17. Action on behalf of the Company as administrator and named fiduciary may be taken by any of the following:

(1)                                 Its Chief Executive Officer;

(2)                                 Its ESOP Committee;

(3)                                 Any individual, committee, or entity to whom responsibility for the operation and administration of the Plan is allocated by action of one of the above; but action of such person, committee or entity shall be within the scope of said allocation.

(b)                                 Employee Benefits Department; Third-Party Service Providers. The Human Resource and/or Employee Benefits Departments of the Company have the authority to act on behalf of the Company with respect to non-discretionary day-to-day administrative matters and such discretionary matters as may be assigned by the ESOP Committee (including initial claims review if so provided in the claims procedures). The Company also may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan to have such authority and responsibility as may be assigned by the ESOP Committee.

Sec. 12.2 ESOP Committee.

(a)                                 Membership. The ESOP Committee will consist of one or more members appointed by the Chief Executive Officer of the Company. A committee member may be removed by the Chief Executive Officer of the Company at any time and for any reason, and may resign at any time and for any reason by giving written notice of resignation to the Chief Executive Officer. A committee member who is an Employee will automatically cease to be a committee member upon his/her Termination of Employment. If a committee does not have current members for any reason (including termination or removal without replacements being appointed), the Company may act as administrator in any manner consistent with its corporate authority.

(b)                                 Charter. The ESOP Committee, acting on behalf of the Company, will have such duties and responsibilities, and will act in such manner, as may be specified from time to time in any charter for the ESOP Committee adopted by the Chief Executive Officer of the Company, which (if adopted) is incorporated herein by reference. In the absence of a charter, the ESOP Committee will act by majority action with respect to matters consistent with the general responsibilities assigned to the committee in Sec. 12.1.

(c)                                  Allocations of Responsibility. The ESOP Committee has the authority to allocate from time to time, in writing, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocations of responsibilities, to the extent not inconsistent with its charter. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities will have the same force and effect for all purposes hereunder as if the allocating authority had taken such action.

(d)                                 Delegations of Responsibility. The ESOP Committee has the authority to delegate from time to time, in writing, all or any part of their responsibilities under the Plan to such person or persons as they may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority may authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of the delegated responsibilities will have the same force and effect for all purposes as if the delegating authority had taken such action.

Sec. 12.3 Exercise of Authority. The Company, the ESOP Committee, the Chief Executive Officer, and any other person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in his/her/its full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the documents governing the Plan and relevant to the issue under consideration. This discretion also includes the authority to make any rules, regulations or computations that the Company deems necessary to administer the Plan. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

Sec. 12.4 Certain Fiduciary Provisions. For purposes of the Plan:

(a)                                 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)                                 A fiduciary may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)                                  A person who is a fiduciary with respect to the Plan shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

(d)                                 Each fiduciary shall discharge its duties with respect to the Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Sec. 12.5 Payment of Fees and Expenses. Except to the extent a fee is properly chargeable to the Account of the affected Participant or Beneficiary, all reasonable fees and expenses incurred in the operation or administration of the Plan that can be paid out of the Fund consistent with ERISA will be paid out of the Fund if not directly paid by the Company or a Participating Employer (and the Company reserves the right to decide in its corporate capacity whether a fee or expense will be paid and in such proportions). Such fees and expenses include, but are not limited to, compensation and expense reimbursements payable to the Trustee or any other fiduciary, or to any recordkeeper or other service provider, stock administration fees, brokerage fees, accounting fees, fees and expenses for investment education or advice services, premiums on bonds required under ERISA, and direct costs incurred in connection with the Plan by the Company or an Affiliate. Notwithstanding the foregoing, no person who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred. Furthermore, no Participant, Beneficiary, or “alternate payee” under a qualified domestic relations order who is eligible to direct the investment of his or her Accounts shall receive any compensation or reimbursement of expenses with respect to such investing. Any fee or expenses paid from the Fund and not charged to the Account of the affected Participant or Beneficiary will be allocated among the Accounts (other than a Forfeiture Account) in such manner as is deemed appropriate by the ESOP Committee.

Sec. 12.6 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees.

Sec. 12.7 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 12.8 Correction of Errors and Duty to Review Information. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate (including adjustments to Participant or Beneficiary Accounts). Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.7. Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his or her elections under the Plan (for example, to review benefit statements, to review summary plan descriptions, and to review other documents) and to notify the Company of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically). If the Participant or Beneficiary fails to review any information or fails to notify the Company of any error within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error. If the Company is notified of an alleged error within the thirty (30) day time period, the Company will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred. If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he or she will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures established for the Plan. The Company reserves the right to make corrections and equitable adjustments at its discretion at any time.

Sec. 12.9 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Sec. 12.10 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Sec. 12.11 Claims Procedure and Limitations on Actions. The Company shall establish as a separate written document (which may be a section in the Summary Plan Description) a claims procedure for the Plan consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review of the decision denying the claim. A claimant must follow the claims procedure (and comply with all applicable deadlines established as part thereof) as a condition to the receipt of any benefit under the Plan, and as a condition to the availability of any other relief under or with respect to the Plan. The failure of a claimant to follow the claims procedure (including the failure to comply with the deadlines established as part thereof) will extinguish his or her right to file a subsequent claim or to file a lawsuit with respect to the claim. If a claimant follows the claims procedure, but his or her final appeal is denied, he or she will have one year to file a lawsuit with respect to that claim, and failure to meet the one-year deadline will extinguish his or her right to file a lawsuit with respect to that claim.

Sec. 12.12 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Sec. 12.13 Notices; Waiver of Notice. Any notice that is required to be given under the Plan to a Participant or beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, beneficiary designations, withdrawals, diversifications, distributions, investment changes, consents, etc.), may be by means of voice response or other electronic system to the extent so authorized by the Company and permitted under the Code or ERISA. Any notice or other communication sent by a Participant or Beneficiary to the Company, or to a recordkeeper or other service-provider acting on behalf of the Company with respect to the Plan, via e-mail will be considered adequate only if it is sent to a specific e-mail address provided for purposes of such notice or other communication, it is confirmed to have been received and it complies with such other procedural requirements as may be established for this purpose by the Company. Any notice required hereunder may be waived by the person entitled thereto.

Sec. 12.14 Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 12.15 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, ESOP Committee member and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

ARTICLE XIII

AMENDMENT, TERMINATION, MERGER

Sec. 13.1 Amendment. Subject to the non-diversion provisions of Sec. 11.7, the Company, by action of the Board, or by written action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No action by a person other than the Board shall be an amendment of the Plan unless it specifically references the Plan and states that it alters the terms or conditions of the Plan. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment, eliminate any optional form of benefit, decrease a Participant’s accrued benefit, or otherwise place greater restrictions or conditions on a Participant’s rights to Code § 411(d)(6) benefits except to the extent permitted by Code § 411(d)(6).

(a)                                 Promptly upon adoption of any amendment to the Plan, the Company will furnish a copy of the amendment, together with a certificate evidencing its due adoption, as follows:

(1)                                 To each Funding Agency then acting.

(2)                                 To any other Participating Employer who is not under Common Control with the Company. The amendment shall be effective as to such a Participating Employer and its employees unless, within 30 days of receipt of the certificate, it notifies the Company and each Funding Agency in writing that it is discontinuing its joint participation in the Plan pursuant to Sec. 13.8.

(b)                                 If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

Sec. 13.2 Permanent Discontinuance of Contributions. The Company, by action of the Board, may completely discontinue contributions in support of the Stock Bonus Plan component(s) of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant in such component(s) after such discontinuance, (ii) any then existing Forfeiture Account of a Participant shall revert to its prior status as an Account in such component(s) and be nonforfeitable, and (iii) the Accounts in such component(s) of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Sec. 13.3 Termination. The Company, by action of the Board, may terminate the Pension Plan or the Stock Bonus Plan component(s) of the Plan or the entire Plan as applicable to all Participating

Employers and their employees. After such termination no employee shall become a Participant, no further contributions shall be made, and any then existing Forfeiture Account of a Participant shall revert to its prior status as an Account and be nonforfeitable. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, the Participant shall be entitled to a benefit equal to the value of those Accounts attributable to the portion of the Plan terminating (i.e., Pension Plan and/or Stock Bonus Plan) determined as of the Valuation Date coincident with or next following the termination of the Pension Plan and/or the Stock Bonus Plan component(s) of the Plan, distributions shall be made to Participants, Beneficiaries and alternate payees promptly after the termination of the component(s) of the Plan so terminated, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

Sec. 13.4 Partial Termination. If there is a partial termination of the Pension Plan and/or Stock Bonus Plan component(s) of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, any then existing Forfeiture Account of a Participant (who was in the classification of employees with respect to which the partial termination occurs) shall revert to its prior status as an Account and be nonforfeitable, and the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Sec. 13.5 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Pension Plan and/or Stock Bonus Plan component(s) of the Plan with any other plan, or in the case of the transfer of assets or liabilities of such component(s) of the Plan to any other plan, provision shall be made so that each Participant, Beneficiary and alternate payee would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 13.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Pension Plan and/or Stock Bonus Plan component(s) of the Plan or of a complete or partial termination of such component(s) of the Plan, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1) until after the following have occurred:

(a)                                 Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code § 401(a).

(b)                                 Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

Sec. 13.7 Reorganizations of Participating Employers. In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Sec. 13.8 Discontinuance of Joint Participation of a Participating Employer. The Company, by action of the Board, may discontinue the joint participation in the Pension Plan and/or Stock Bonus Plan component(s) of the Plan by another Participating Employer. A Participating Employer which is not under Common Control with the Company may discontinue its joint participation in such component(s) of the Plan with the other Participating Employers by action of its board of directors and on appropriate written notice to the Company and each Funding Agency then acting.

(a)                                 If the Company determines in its sole discretion to spin off the Pension Plan and/or Stock Bonus Plan component(s) of the Plan attributable to the withdrawing employer, the Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Funding Agency or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words “Participating Employer”, “Participating Employers”, and “Company” shall thereafter be considered to refer only to the withdrawing employer. Any such spin-off shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spin-off if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

(b)                                 If subsection (a) does not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

Sec. 13.9 Participating Employers Not Under Common Control. If a Participating Employer is not under Common Control with the Company, the provisions of the Plan (other than this Article XIII) shall be applied as though a separate plan is being maintained for that Participating Employer to the extent required by Code § 413(c).

ARTICLE XIV

TOP-HEAVY PLAN PROVISIONS

Sec. 14.1 Key Employee Defined. “Key Employee” means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code § 416(i) and the regulations thereunder in effect for the particular Plan Year. “Non-Key Employee” means any employee who is not a Key Employee.

Sec. 14.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to Code § 416 and the regulations thereunder, using the following standards and definitions:

(a)                                 The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

(1)                                 If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60%.

(2)                                 If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60%. Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60%.

(b)                                 The “top-heavy ratio” shall be determined as follows:

(1)                                 If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code § 416 and the regulations thereunder.

(2)                                 If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all employees under the aggregated defined contribution plan or plans and the present value of accrued benefits of all employees under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

(3)                                 For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code § 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(4)                                 Any distribution due to severance from employment, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b). Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code § 416(a)(2)(A)(i).

(c)                                  “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code §§ 401(a)(4) or 410.

(d)                                 “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(e)                                  “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

(f)                                   The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g)                                  The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(h)                                 For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(i)                                     If an individual has not performed any services for the employer at any time during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

(j)                                    For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

(1)                                 Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

(2)                                 If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code § 411(b)(1)(C).

Sec. 14.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions and Forfeitures allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)                                 The minimum amount shall be the amount equal to that percentage of the Participant’s Compensation for the Plan Year which is the smaller of:

(1)                                 3%.

(2)                                 The percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

For purposes of this section, “Compensation” means the amounts specified in Sec. 6.1(d), subject to the limitation in that section.

(b)                                 For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account. Any employer contribution attributable to a salary reduction or similar arrangement may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). However, employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of subsection (a) may be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).

(c)                                  This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Sec. 14.4 Definition of Employer. For purposes of this Article XIV, the term “employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

Sec. 14.5 Exception For Collective Bargaining Unit. Section 14.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Sec. 15.1 Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

Sec. 15.2 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

Sec. 15.3 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

Sec. 15.4 Gender. Any references to the masculine gender include the feminine and vice versa.

Sec. 15.5 Use of Compounds of Word “Here”. Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

Sec. 15.6 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed as of the 24th day of January, 2013.

Alerus Financial Corporation

By:	/s/ Bonnie Upham
(signature)

Bonnie Upham
(Print name)

Its:	Corporate Secretary
(Print Corporate Officer Title)